UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2012 (December 19, 2012)

QUALITY DISTRIBUTION, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24180	59-3239073
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 Park Oaks Drive, Suite 200

Tampa, Florida 33610

(Address of principal executive offices including Zip Code)

(813) 630-5826

(Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On December 19, 2012, the Board of Directors of Quality Distribution, Inc. (the “Company”) appointed Annette M. Sandberg to fill a vacancy on the Board of Directors effective January 1, 2013. Since April 2006, Ms. Sandberg, 51, has served as principal of TransSafe Consulting, LLC, which provides consulting services relating to regulatory policy compliance, implementation and management of complex transportation and safety programs. Since December 2010, she has also served of counsel at Scopelitis Garvin Light Hanson & Feary, P.C., which has a long-standing relationship as legal counsel for the Company predating Ms. Sandberg’s service. Ms. Sandberg has served since February 2009 as a member of the Board of Trustees of Central Washington University and served as an adjunct professor of that university from June 2010 to 2012. Ms. Sandberg was Interim President of the National Industrial Transportation League from January 2008 until June 2008. She was the Administrator of the Federal Motor Carrier Safety Administration from August 2003 to April 2006. She also served as Deputy Administrator of the National Highway Traffic Safety Administration from February 2002 until November 2002. Prior to that, Ms. Sandberg was Chief of the Washington State Patrol for six years.

As a member of the Board of Directors, Ms. Sandberg will be entitled to participate in the Company’s standard cash and equity compensation programs in the same manner as other non-employee directors. Ms. Sandberg is entitled to serve as a director until the Company’s 2013 annual meeting of shareholders and until her successor is duly elected and qualified. Ms. Sandberg has not been appointed to and is not presently expected to serve on any committees of the Board of Directors. The candidacy of Ms. Sandberg was evaluated by the Corporate Governance Committee of the Board of Directors and recommended to the Board. The Board of Directors has determined that Ms. Sandberg is an independent director under the rules of the NASDAQ Stock Market. The appointment of Ms. Sandberg fills a vacancy created by the increase through Board resolution on December 19, 2012 of the number of directors comprising the Board of Directors to eight.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 19, 2012, the Board of Directors of the Company amended the Amended and Restated By-Laws of the Company. The amendment articulates procedures through which the Board of Directors can increase or decrease the size of the Board of Directors. The Amended and Restated By-Laws of the Company are otherwise unchanged.

The foregoing description is qualified in its entirety by reference to the Amendment to Amended and Restated By-Laws of the Company, a copy of which is filed as Exhibit 3.1 and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release dated December 21, 2012, which contains information regarding Ms. Sandberg.

The information furnished under this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, and shall not be incorporated in any filing under the Securities Act of 1933 or the Securities Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

3.1	Amendment to Amended and Restated By-Laws of Quality Distribution, Inc.

99.1	Press Release of Quality Distribution, Inc. dated December 21, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALITY DISTRIBUTION, INC.
(Registrant)

Dated: December 21, 2012	By:	/s/ Joseph J. Troy
	Name:	Joseph J. Troy
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

3.1	Amendment to Amended and Restated By-Laws of Quality Distribution, Inc.

99.1	Press Release of Quality Distribution, Inc. dated December 21, 2012